EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed registration statements (File No. 33-73644, File No. 33-89954 and File No. 333-20107 on Form S-8 and File No. 333-12003 on Form S-3).

ARTHUR ANDERSEN LLP

Miami, Florida,
 April 29, 1999.